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                                                                   Exhibit 10.21
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AMENDMENT NO. 1 TO INTERIM ADMINISTRATIVE SERVICES AGREEMENT

      This Amendment No.1 to Administrative Services Agreement (the "Amendment') is made and entered into effective as of July 1, 2001, by and between Concentra Health Services, Inc., a Nevada corporation ("CHS"), and Em3 Corporation, a Nevada corporation, formerly known as DevCorp Systems, Inc. ("Em3").

                              W I T N E S S E T H:

      WHEREAS, CHS and Em3 are parties to a certain Interim Administrative Services Agreement, dated September 28, 2000 (the "Services Agreement"); and

      WHEREAS, CHS and Em3 desire to make certain changes to the Services Agreement, as set forth herein;

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, CHS and Em3 hereby agree as follows:

      1. Change in Compensation. For all purposes and periods from and after
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July 1, 2001, Schedule 3 attached to this Amendment hereby supersedes and
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replaces Schedule 3 to the Services Agreement.
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      2. Term. Section 3.1 of the Services Agreement is hereby amended to read
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in its entirety as follows: "This Agreement shall have a term of two (2) years, commencing on the Effective Date."

      3. No Change. Except as expressly modified hereby, the Services Agreement
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shall continue in effect unchanged. That certain June 1, 2001, letter from Em3 to Concentra Inc., providing notice of termination of the Services Agreement, is hereby cancelled and rescinded.

      IN WITNESS WHEREOF, the parties have entered into this Amendment on and as of the date first set forth above.

EM3:                                  CHS:
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EM3 CORPORATION                       CONCENTRA HEALTH SERVICES, INC.


By: /s/ James M. Greenwood            By: /s/ Richard A. Parr II
   -------------------------              --------------------------------
     James M. Greenwood                   Richard A. Parr II
     President                            Executive Vice President


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                                   SCHEDULE 3
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                                  COMPENSATION

      1. Contract Employees. In consideration of CHS's provision of the Contract
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Employees, and as full compensation for applicable taxes and for benefits made available to such Contract Employees by CHS (including, without limitation, applicable payroll taxes, fringe benefits, health and disability insurance, workers compensation insurance, and any other benefits which CHS may make available generally to its employees), promptly following each CHS payroll date, Em3 shall pay CHS an amount equal to (a) the aggregate amount of all compensation (including, without limitation, salary and bonuses, if any) paid by CHS to or with respect to the Contract Employees on such CHS payroll date and/or in respect of the payroll period relevant to such payroll date, plus (b) a percentage of the amount described in clause (a) of this Section 1 equal to CHS's prevailing fringe rate percentage in effect from time to time (currently 17.5%).

      2. Administrative Services. In consideration of CHS's performance of the
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Administrative Services, Em3 shall pay CHS for each month during the continuation of this Agreement an amount equal to Fifty-Five Dollars ($55.00) per Contract Employee employed by CHS pursuant to this Agreement during such month. CHS shall invoice Em3 monthly pursuant to this Section 2, and Em3 shall pay CHS within ten (10) days following receipt of such invoices.


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